EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of August 16, 2006, is between Linens Holding Co., a Delaware corporation (the “Company”) and George G. Golleher, an individual (the “Buyer”).

WHEREAS, the Company desires to sell to Buyer and Buyer desires to purchase from the Company, 10,000 shares of Common Stock (the “Purchased Shares”), on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises contained herein, Buyer and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

“Agreement” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Buyer” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Closing” has the meaning ascribed to it in Section 3.1.

“Closing Date” has the meaning ascribed to it in Section 3.1.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Contract” means any note, bond, mortgage, indenture, lease, license, franchise, contract, real property lease, agreement, instrument, obligation, understanding, arrangement or commitment, whether written or oral and whether express or implied.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“Law” means law, statute, ordinance, decree, requirement, directive, order, judgment, rule, regulation or code of any Governmental Authority.

“Person” means any natural person or any corporation, general partnership, limited partnership, joint venture, association, firm, joint stock company, trust, business trust, unincorporated association, limited liability company, Governmental Authority or other entity.

“Purchased Shares” has the meaning ascribed to it in the recitals.

“Purchase Price” has the meaning ascribed to it in Section 2.2.

“Securities Act” means the Securities Act of 1933.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of February 14, 2006, by and among, the Company and the stockholders of the Company party thereto.

1.2           Interpretation.  In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine, and vice versa.  The term “includes” or “including” shall mean “including without limitation.”  References to a Section, Article or Schedule shall mean a Section, Article or Schedule of this Agreement.  Any reference to a “party” or “parties” shall mean a party or the parties, respectively, to this Agreement.

ARTICLE II

PURCHASE AND SALE OF PURCHASED SHARES

2.1           Purchase and Sale of Purchased Shares.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall sell and issue to Buyer, and Buyer shall purchase, acquire and accept from the Company the Purchased Shares.

2.2           Consideration for the Purchased Shares.  Upon the terms and subject to the conditions set forth in this Agreement, in consideration of the sale and issuance to Buyer of the Purchased Shares at the Closing, Buyer shall pay to the Company, at the Closing, $50.00 for each share of Common Stock, or in the aggregate, five hundred thousand dollars ($500,000.00) (the “Purchase Price”).

ARTICLE III

THE CLOSING

3.1           Closing.

(a)           The closing of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement (the date on which the Closing occurs is referred to herein as the “Closing Date”).  The Closing shall take place at the Company’s headquarters in Clifton, New Jersey.  The Closing shall be effective as of the close of business on the Closing Date.

(b)           At the Closing, (i) Buyer shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to the account set forth on Schedule 3.1(b); (ii) Buyer shall deliver to the Company a Joinder Agreement with respect to the Stockholders’ Agreement duly executed by Buyer; and (iii) the Company shall deliver to Buyer one or more certificates representing the Purchased Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

The Company hereby makes the following representations and warranties to Buyer:

4.1           Organization and Good Standing.  The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware.

4.2           Authorization.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated.  This Agreement, when executed and delivered by Buyer, shall constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors; rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3           No Conflict.  Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will, with or without the giving of notice or the lapse of time or both, (i) violate any provision of any organizational document of the Company or (ii) violate any Law or other restriction of any Governmental Authority or court to which the Company may be subject.  The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or any filing with or notification to, any Governmental Authority.

4.4           Ownership and Issuance of Purchased Shares.  The Purchased Shares being purchased by Buyer hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Stockholders Agreement and under applicable state and federal securities laws.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the following representations and warranties to the Company:

5.1           Authorization.  Buyer has full right, authority and power to enter into this Agreement and all agreements, documents and instruments executed by Buyer in connection herewith and to carry out the transactions contemplated hereby and thereby.  All action on the part of Buyer necessary for authorization, execution and delivery of this Agreement and the performance of all Buyer’s obligations hereunder has been taken and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors; rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.2           No Conflicts.  Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will, with or without the giving of notice or the lapse of time or both, (i) violate any Law or other restriction of any Governmental Authority or court to which Buyer may be subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of any right or obligation under, create in any party the right to accelerate, terminate, modify, cancel or require any notice or consent under, any Contract to which Buyer is a party or which any of Buyer’s properties or assets is subject.  The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or any filing with or notification to, any Governmental Authority.

5.3           Acquisition for Own Account.  The Purchased Shares will be acquired by Buyer hereunder for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof inside the United States within the meaning of the Securities Act.  Buyer has no present intention of selling, granting any participation in, or otherwise disposing of the Purchased Shares, in each case other than in a transaction that is exempt from the registration requirements of the Securities Act.

5.4           Disclosure of Information.  Buyer has had full access to all information (including, without limitation, information concerning the Company and its subsidiaries) which it considers necessary or appropriate to make an informed investment decision with respect to the transactions contemplated by this Agreement.  Buyer acknowledges that Buyer has received and/or reviewed all information to the extent that is has deemed necessary and has conducted its own investigation and,  except for the representations and warranties of the Company set forth in Article IV hereof, is not relying upon any disclosure by the Company or any other Person.

5.5           Investment Experience.  Buyer understands that the transactions contemplated by this Agreement involve substantial risk.  Buyer is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the Securities Act.  Without limiting the generality of the foregoing, Buyer has experience as an investor and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares, including the total loss of such investment, for an indefinite period of time, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and protecting its own interests in connection with such investment.

5.6           Restricted Securities.  Buyer understands that the Purchased Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by Buyer hereunder in a transaction not involving a public offering, and that the Purchased Shares may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, Buyer represents that it is familiar with and understands the resale limitations imposed by the Securities Act.  Buyer understands that the Company has no present intention, and is under no obligation, to register any of the Purchased Shares under the Securities Act or any other securities law.  Buyer further understands that the Purchased Shares (together with any securities that may be issued to Buyer from time to time in respect thereof) are subject to the restrictions on transfer set forth in this Section 5 and the Stockholders Agreement.

ARTICLE VI

GENERAL

6.1           Expenses.  Each of the parties will bear its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

6.2           Amendment. The provisions of this Agreement may be amended at any time and from time to time with and only with an agreement or consent in writing signed by the Company and Buyer.

6.3           Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally against written receipt, (b) sent by facsimile transmission, (c) mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) mailed by reputable international overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

If to the Company, to:	Linens Holdings Co.
6 Brighton Road
Clifton, New Jersey 07012
Fax: 973-801-8859
Attn: General Counsel

with copies to:	Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201-4761
Fax: (214) 999-3601
Attn: Ronald M. Gaswirth, Esq.

If to Buyer, to:	George G. Golleher
11 La Senda Place
Laguna Beach, CA 92561

All such notices, requests and other communications will be deemed given, (w) if delivered personally as provided in this Section 6.3, upon delivery, (x) if delivered by facsimile transmission as provided in this Section 6.3, upon confirmed receipt, (y) if delivered by mail as provided in this Section 6.3, upon the earlier of the fifth business day following mailing and receipt, and (z) if delivered by overnight courier as provided in this Section 6.3, upon the earlier of the second business day following the date sent by such overnight courier and receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 6.3).  Any party hereto may change the address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth herein.

6.4           No Third Party Beneficiaries.  Neither this Agreement nor any provision hereof, nor any Schedule hereto or document executed or delivered in connection herewith, shall create any right in favor of or impose any obligation upon any Person other than the parties hereto, their respective successors and permitted assigns.

6.5           Headings.  Captions and paragraph headings used herein are for convenience only, are not a part of this Agreement and shall not be used in construing it.

6.6           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

6.7           Counterparts.  This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  Facsimile transmission of any signed original document or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.  At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

6.8           Enforcement.  The parties expressly agree that the provisions of this Agreement may be specifically enforced against each of the parties hereto in any court of competent jurisdiction.

6.9           Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.10         Consent to Jurisdiction.  The parties hereto irrevocably submit, in any legal action or proceeding relating to this Agreement, to the jurisdiction of the courts of the United States located in the State of Delaware or in any Delaware state court and consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum.

6.11         Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

6.12         Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have duly signed this Agreement the day and year first written above.

THE COMPANY:

LINENS HOLDING CO.

By:	/s/ ROBERT J. DINICOLA
Robert J. DiNicola
Chairman of the Board and Chief Executive Officer

BUYER:

GEORGE G. GOLLEHER

/s/ GEORGE G. GOLLEHER